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                                                                  EXHIBIT 3.3





                            TRUSTEES' REGULATIONS






                            STARWOOD LODGING TRUST







              ADOPTED AS OF AUGUST 15, 1969, AS AMENDED THROUGH
                              JANUARY 31, 1995.




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                         INDEX TO TRUSTEES' REGULATIONS
                                       OF
                             STARWOOD LODGING TRUST


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                                                                                          PAGE
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                                   ARTICLE I

                                    TRUSTEES
         SECTION 1.   Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         SECTION 2.   Qualifying Shares not Required  . . . . . . . . . . . . . . . . . .    1
         SECTION 3.   Quorum.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         SECTION 4.   Election  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         SECTION 5.   Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         SECTION 6.   Place of Meeting.   . . . . . . . . . . . . . . . . . . . . . . . .    1
         SECTION 7.   Organization Meeting  . . . . . . . . . . . . . . . . . . . . . . .    2
         SECTION 8.   Regular Meetings  . . . . . . . . . . . . . . . . . . . . . . . . .    2
         SECTION 9.   Special Meetings. . . . . . . . . . . . . . . . . . . . . . . . . .    2
         SECTION 10.  Adjourned Meetings  . . . . . . . . . . . . . . . . . . . . . . . .    2
         SECTION 11.  Waiver of Notice  . . . . . . . . . . . . . . . . . . . . . . . . .    2
         SECTION 12.  Action Without Meeting  . . . . . . . . . . . . . . . . . . . . . .    2
         SECTION 13.  Powers and Duties . . . . . . . . . . . . . . . . . . . . . . . . .    3
         SECTION 14.  Transactions with Interested Persons  . . . . . . . . . . . . . . .    3


                                   ARTICLE II

                                    OFFICERS

         SECTION 1.   Enumeration . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         SECTION 2.   Powers and Duties of the Chairman . . . . . . . . . . . . . . . . .    7
         SECTION 3.   Powers and Duties of the President  . . . . . . . . . . . . . . . .    7
         SECTION 4.   Powers and Duties of the Vice Presidents  . . . . . . . . . . . . .    7

         SECTION 5.   Duties of the Secretary . . . . . . . . . . . . . . . . . . . . . .    7
         SECTION 6.   Duties of the Treasurer . . . . . . . . . . . . . . . . . . . . . .    8


                                  ARTICLE III

                                  SHAREHOLDERS

         SECTION 1.   Quorum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         SECTION 2.   Place of Meeting  . . . . . . . . . . . . . . . . . . . . . . . . .    8
         SECTION 3.   Annual Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         SECTION 4.   Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . .    9
         SECTION 4A.  Nomination of Trustees  . . . . . . . . . . . . . . . . . . . . . .    9
         SECTION 5.   Adjourned Meetings  . . . . . . . . . . . . . . . . . . . . . . . .   10
         SECTION 6.   Notice of Regular or Special Meetings . . . . . . . . . . . . . . .   10
         SECTION 7.   Notice of Adjourned Meetings  . . . . . . . . . . . . . . . . . . .   11


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


                                                                                          PAGE
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
         SECTION 8.   Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         SECTION 9.   Consent of Absentees  . . . . . . . . . . . . . . . . . . . . . . .   11
         SECTION 10.  Voting Rights . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         SECTION 11.  No Cumulative Voting  . . . . . . . . . . . . . . . . . . . . . . .   12
         SECTION 12.  Conduct of Meetings; Inspectors of Election . . . . . . . . . . . .   12
         SECTION 13.  Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13


                                   ARTICLE IV

                                 MISCELLANEOUS

         SECTION 1.   Record Dates and Closing of Transfer Books  . . . . . . . . . . . .   14
         SECTION 2.   Inspection of Trust Records . . . . . . . . . . . . . . . . . . . .   15
         SECTION 3.   Inspection of Trustees' Regulations . . . . . . . . . . . . . . . .   15
         SECTION 4.   Representation of Shares of Corporations  . . . . . . . . . . . . .   15

                                   ARTICLE V

                                      SEAL


                                   ARTICLE VI

                                   AMENDMENTS

         SECTION 1.   By Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         SECTION 2.   By Trustees . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16


                                   ARTICLE VII

                                   DEFINITIONS

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                                    ARTICLE I

                                    TRUSTEES

                 SECTION 1. NUMBER. There shall be not less than three (3) nor more than fifteen (15) Trustees; within such limits, the number of Trustees may be fixed, increased or decreased from time to time by the Trustees or the Shareholders.

                 SECTION 2. QUALIFYING SHARES NOT REQUIRED. Trustees need not be Shareholders of the Trust.

                 SECTION 3. QUORUM. A majority of the Trustees shall constitute a quorum.

                 SECTION 4. ELECTION. The Trustees shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 1995 Annual Meeting of Shareholders, the term of office of the second class to expire at the 1996 Annual Meeting of Shareholders and the term of office of the third class to expire at the 1997 Annual Meeting of Shareholders, with each Trustee to hold office until his or her successor shall have been duly elected and qualified. At each Annual Meeting of Shareholders, commencing with the 1995 Annual Meeting, (i) Trustees elected to succeed those Trustees whose terms then expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Shareholders after their election, with each Trustee to hold office until his or her successor shall have been duly elected and qualified, and (ii) if authorized by a resolution of the Board of Trustees, Trustees may be elected to fill any vacancy on the Board of Trustees, regardless of how such vacancy shall have been created.

                 SECTION 5. VACANCIES. Vacancies occurring among the Trustees (including vacancies created by increases in number) may be filled by a majority of the remaining Trustees, though less than a quorum, or by a sole remaining Trustee, and the person so appointed shall hold office for a term expiring at the Annual Meeting of Shareholders at which the term of office of the class to which they have been appointed expires and until his successor is elected and qualified.

                 SECTION 6. PLACE OF MEETING. Meetings of the Trustees shall be held at the principal office of the Trust or at such place within or without the State of Maryland as is fixed from time to time by resolution of the Trustees or by written consent of all Trustees. Whenever a place other than the principal office is fixed by resolution as the place at which future meetings are to be held, written notice thereof shall be sent not later than the following business day to all Trustees who were absent from the meeting at which the resolution was adopted.


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                 SECTION 7.       ORGANIZATION MEETING. Immediately following
each Annual Meeting of Shareholders, a regular meeting of the Trustees shall be held for the purpose of organizing, electing officers, and transacting other business. Notice of such meetings need not be given.

                 SECTION 8. REGULAR MEETINGS. Regular meetings of the Board of Trustees need not be held.

                 SECTION 9. SPECIAL MEETINGS. Special meetings of the Trustees may be called at any time by the President, and the President shall call a special meeting at any time upon the written request of two (2) Trustees. Written notice of the time and place of a special meeting shall be given to each Trustee, either personally or by sending a copy thereof by mail or by telegraph, charges prepaid, to his address appearing on the books of the Trust or theretofore given by him to the Trust for the purpose of notice. In case of personal service, such notice shall be so delivered at least twenty-four (24) hours prior to the time fixed for the meeting. If such notice is mailed it shall be deposited in the United States mail in the place in which the principal office of the Trust is located at least seventy-two (72) hours prior to the time fixed for the holding of the meeting. If telegraphed, it shall be delivered to the telegraph company at least forty-eight (48) hours prior to the time fixed for the holding of the meeting. If notice is not so given by the Secretary, it may be given by the President, or the Trustees requesting the meeting may issue the call and give the notice.

                 SECTION 10. ADJOURNED MEETINGS. A quorum of the Trustees may adjourn any Trustees' meeting to meet again at a stated day and hour. In the absence of a quorum a majority of the Trustees present may adjourn from time to time to meet again at a stated day and hour prior to the time fixed for the next regular meeting of the Trustees. The motion for adjournment shall be lodged with the records of the Trust. Notice of the time and place of an adjourned meeting need not be given to any Trustee if the time and place is fixed at the meeting adjourned.

                 SECTION 11. WAIVER OF NOTICE. The transactions of any meeting of the Trustees, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if either before or after the meeting each of the Trustees not present signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents, or approvals shall be lodged with the Trust records or made a part of the minutes of the meeting.

                 SECTION 12. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Trustees may be taken without a meeting, if a majority of the Trustees shall

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individually or collectively consent in writing to such action. Such written consent or consents shall be lodged with the records of the Trust. Such action by written consent shall have the same force and effect as a vote of the Trustees adopted at a meeting duly called and held.

                 SECTION 13. POWERS AND DUTIES. The powers and duties of the Trustees, in addition to the powers and duties set forth in the Declaration, are:

                 (a) Selection and Removal of Officers, Agents and Employees. To select all the other officers, agents and employees of the Trust, to remove them at pleasure, either with or without cause, to prescribe for them duties consistent with the Declaration and the Trustees' Regulations, and to fix their compensation.

                 (b) Authorization of Signatures. From time to time to designate the person or persons authorized to sign or endorse checks, drafts, or other orders for the payment of money, issued in the name of or payable to the Trust.

                 (c) Fixing Principal Office and Place of Meetings. From time to time to change the location of the principal office of the Trust and from time to time to designate any place within or without the State of Maryland as the place at which meetings of Trustees or of the Shareholders shall be held.

                 (d) Committees. To appoint as executive committee and other committees, and to delegate to the executive committee any of the powers and authority of the Trustees over the business and affairs of the Trust, except the power to declare dividends and to adopt, amend or repeal Trustees' Regulations. It is intended that the executive committee will review applications for loans approved by the Advisor and suggest changes in their terms; grant final approval subject to the stated conditions of the Board of Trustees, to applications which have been preliminarily approved by the Trustees: modify loan commitments when insubstantial changes are necessary; approve borrowings for terms of less than one year; and hire and set salaries for employees of the Trust. The Trustees shall have the power to prescribe the manner in which proceedings of the executive committee and other committees shall be conducted. The executive committee shall be composed of two or more Trustees.

                 (e) General Powers. Generally to exercise such other powers as are usually vested in directors of corporations organized under the laws of the State of Maryland.

                 SECTION 14. TRANSACTIONS WITH INTERESTED PERSONS. (a) Notwithstanding anything to the contrary contained in these

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Trustees' Regulations, in addition to any affirmative vote required either by law, the Partnership Agreement, the Declaration of Trust of the Trust or these Trustees' Regulations, any Transaction involving the Trust or any of its subsidiaries or the Realty Partnership shall require the affirmative vote of a majority of the Trustees ("Disinterested Members") on the Board of Trustees of the Trust who are not employees, officers, directors, Affiliates or Associates of the Interested Person who or which is a party to the Transaction.

                 (b)  As used in this Section 14:

                      (i) "Affiliate" and "Associate" shall have the respective
                 meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1995.

                      (ii) A Person shall "Beneficially Own" and be the
                 "Beneficial Owner" of any Paired Shares or Units:

                           (A) which such Person or any of its Affiliates or
                      Associates beneficially owns, directly or indirectly, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on January 1, 1995; or

                           (B) which such Person or any of its Affiliates or
                      Associates has (I) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or
                      (II) the right to vote pursuant to any agreement, arrangement or understanding (but neither such Person nor any such Affiliate or Associate shall be deemed to be the Beneficial Owner of any Paired Shares or Units solely by reason of a revocable proxy granted for a particular meeting of shareholders, pursuant to a public solicitation of proxies for such meeting, and with respect to which Paired Shares or Units neither such Person nor any such Affiliate or Associate is otherwise deemed the Beneficial Owner); or

                           (C) which are beneficially owned, directly or
                      indirectly, within the meaning of the Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on January 1, 1995, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or

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                      understanding for the purpose of acquiring, holding,
                      voting (other than solely by reason of a revocable proxy as described in subparagraph (B) above) or disposing of any Paired Shares or Units.

                      (iii) "Corporation" shall mean Starwood Lodging
                 Corporation (formerly Hotel Investors Corporation), a Maryland corporation.

                      (iv) "Interested Person" shall mean any Person who or
                 which is the Beneficial Owner, directly or indirectly, of 5% or more of the outstanding Paired Shares or the outstanding Units or who or which is an Affiliate or Associate of the Trust, the Corporation or either of the Partnerships. For the purposes of determining whether a Person is an Interested Person, the number of Paired Shares or Units deemed to be outstanding shall include Paired Shares or Units deemed owned through application of paragraphs (A), (B) and (C) of paragraph (ii) above but shall not include any other unissued Paired Shares or Units which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                      (v) "Paired Shares" shall mean the shares of common stock
                 of the Corporation and the shares of beneficial interest of the Trust which are paired pursuant to the Pairing Agreement dated June 25, 1980 between the Trust and the Corporation, as it may be amended from time to time.

                      (vi) "Partnership Agreement" shall mean the Limited
                 Partnership Agreement of the Realty Partnership, as it may be amended from time to time.

                      (vii) "Partnerships" shall mean the Realty Partnership and
                 SLC Operating Limited Partnership, a Delaware limited partnership.

                      (viii) "Person" shall mean any individual, limited
                 partnership, general partnership, corporation, limited liability company or any other firm or entity.

                      (ix) "Realty Partnership" shall mean SLT Realty Limited
                 Partnership, a Delaware limited partnership.

                      (x) "Transaction" shall mean any contract, sale, lease,
                 exchange, mortgage, transfer or disposition to or with, or any other transaction with, any Interested Person, including, without limitation, any election with respect to the method of payment for an exchange of Units for Paired Shares, or any action to be taken

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                 by the Trust, the Corporation or the Partnership with respect to the senior debt of the Realty Partnership.

                      (xi) "Units" shall have the meaning set forth in the
                 Partnership Agreement.

                 (d) A majority of the Disinterested Members shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Section 14, including, without limitation, (i) whether a Person is an Interested Person, (ii) the number of Paired Shares or Units that any Person Beneficially Owns, and (iii) whether a Person is an Affiliate or Associate of another. A majority of the Disinterested Members shall have the right to demand that any Person who is reasonably believed to be an Interested Person (or who holds of record Paired Shares or Units that any Interested Person Beneficially Owns) supply the Corporation with complete information as to (i) the record owner(s) of all Paired Shares or Units that such Person who is reasonably believed to be an Interested Person Beneficially Owns, (ii) the number of, and class or series of, Paired Shares or Units that such Person who is reasonably believed to be an Interested Person Beneficially Owns and the number(s) of the certificate(s), if any, evidencing such Paired Shares or Units and (iii) any other factual matter relating to the applicability or effect of this Section 14, as may be reasonably requested of such Person, and such Person shall furnish such information within 10 days after receipt of such demand.

                 (e) Nothing contained in this Section 14 shall be construed to relieve any Interested Person from any fiduciary obligation imposed by law.

                 (f) Notwithstanding anything to the contrary contained in these Trustees' Regulations this Section 14 may be amended or repealed only by a majority of Trustees on the Board of Trustees of the Trust who are not employees, officers, Affiliates or Associates of the Trust, the Corporation, the Partnerships or any Interested Person.

                                   ARTICLE II

                                    OFFICERS

                 SECTION 1. ENUMERATION. The officers of the Trust shall be a Chairman, a President, one or more Vice-Presidents, a Secretary, a Treasurer, and such other officers as are elected by the Trustees. Officers shall be elected by and shall hold office

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at the pleasure of the Trustees. Any two or more offices, except those of
Chairman and President, President and Secretary, or President and Assistant Secretary, may be held by the same person.

                 SECTION 2. POWERS AND DUTIES OF THE CHAIRMAN. The Chairman shall, if present, preside at all meetings of the Trustees and of the Shareholders and exercise and perform such other powers and duties as may be from time to time assigned to him by the Trustees. The Chairman shall have the power and authority to execute all written instruments on behalf of the Trust of every nature whatsoever. He shall be, ex officio, a member of all standing committees.

                 SECTION 3. POWERS AND DUTIES OF THE PRESIDENT. The President shall be the chief executive officer of the Trust and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Trust and its employees and shall have such other powers and duties as are usually vested in the office of president and chief executive officer of a corporation. The President shall have the power and authority to execute all written instruments on behalf of the Trust of every nature whatsoever. In the absence of the Chairman, he shall preside at all meetings of the Trustees and of the Shareholders. He shall be, ex officio, a member of all standing committees.

                 SECTION 4. POWERS AND DUTIES OF THE VICE PRESIDENTS. In the absence or disability of the President, the Vice-Presidents in order of their rank as fixed by the Trustees or, if not ranked, the Vice-President designated by the Trustees, shall perform all of the duties of the President and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. The Vice-Presidents shall have the power and authority to execute on behalf of the Trust all written instruments of every nature whatsoever. The Vice-Presidents shall have such other powers and perform such other duties as are prescribed for them from time to time by the Trustees.

                 SECTION 5.       DUTIES OF THE SECRETARY.  The Secretary shall

                 (a) Minutes. Keep full and complete minutes of the meetings of the Trustees and of the meetings of the Shareholders and give notice, as required, of all such meetings;

                 (b) Trust Seal. Keep the seal of the Trust and affix the same to all instruments executed by the Trust which require it;

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                 (c) Records. Maintain custody of and keep the records of the
         Trust except such as are in the custody of the Treasurer;

                 (d) General Duties. Generally, perform all duties which pertain to his office and which are required by the Trustees.

                 SECTION 6.       DUTIES OF THE TREASURER.  The Treasurer shall

                 (a) Books of Account. Maintain custody of and keep the books of account of the Trust;

                 (b) Receipt, Deposit and Disbursement of Funds. Receive, deposit and disburse funds belonging to the Trust;

                 (c) General Duties. Generally, perform all duties which pertain to his office and which are required by the Trustees.

                                   ARTICLE III

                                  SHAREHOLDERS

                 SECTION 1. QUORUM. The presence in person or by proxy of Persons entitled to vote a majority of the voting shares at any meeting of Shareholders shall constitute a quorum. The Shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

                 SECTION 2. PLACE OF MEETING. Meetings of the Shareholders shall be held at the principal office of the Trust or at another convenient location within or without the State of Maryland as is designated by the Trustees or by the written consent of all Shareholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the Trust.

                 SECTION 3. ANNUAL MEETING. A regular annual meeting of the Shareholders shall be held subsequent to the delivery to all Shareholders entitled to vote thereat of the annual report for the preceding fiscal year. The annual meeting shall be held no later than the expiration of six calendar months following the end of each preceding fiscal year beginning with the first full fiscal year on such business day and at such time as shall be designated by the Trustees.

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                 SECTION 4.       SPECIAL MEETINGS. Special meetings of the
Shareholders may be held at any time for any purpose or purposes. Such special meetings may be called at any time by the President or by the Trustees or by any two or more Trustees, or by one or more Shareholders holding not less than 25% of the outstanding Shares of the Trust.

                 SECTION 4A. NOMINATION OF TRUSTEES. Nominations of Persons for election as Trustees at an annual meeting of the Shareholders may be made at such meeting only by or at the direction of the Trustees, by any nominating committee or person(s) appointed by the Trustees, or by any Shareholder entitled to vote for the election of Trustees at the meeting who complies with the notice procedures set forth in this Section 4A.

                 Any Shareholder entitled to vote for the election of Trustees may nominate one or more Persons for election as Trustee at a meeting of Shareholders only if written notice of such Shareholder's intent to make such nomination or nominations has been delivered personally to the Secretary at, or been mailed to the Secretary and received at, the principal executive offices of the Trust not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of meeting is given or made to Shareholders, notice by the Shareholder to be timely must be so delivered or received not later than the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such Shareholder's notice to the Secretary shall set forth: (i) the name and address of the Shareholder who intends to make the nominations(s) and of the Person or Persons to be nominated; (ii) the class and number of Shares that are held of record, beneficially owned and represented by proxy by such Shareholder as of the record date for the meeting (if such date then shall have been made publicly available) and as of the date of such notice; (iii) a representation that such Shareholder intends to appear in person or by proxy at the meeting to nominate the Person or Persons specified in the notice; (iv) a description of any contract, arrangement or understanding between such Shareholder and each nominee and any other Person or Persons (naming such Person or Persons) pursuant to which the nomination or nominations are to be made by such Shareholder; (v) such other information regarding each nominee proposed by such Shareholder as would be required to be disclosed in a proxy statement used in a solicitation of proxies for the election of directors which solicitation was subject to the rules and regulations of the Securities and Exchange Commission (the "SEC") under Section 14 of the Securities Exchange Act of 1934 (the "Exchange Act"), as from time to time amended; and (vi) the consent of each nominee to serve as a Trustee if so elected.

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                 No Person shall be eligible for election as a Trustee unless as nominated in accordance with the procedures set forth herein.

                 SECTION 5. ADJOURNED MEETINGS. Any meeting of Shareholders, whether or not a quorum is present, may be adjourned from day to day or from time to time by the vote of a majority of the Shares the holders of which are either present at the meeting or represented by proxy. The motion for adjournment shall be lodged with the records of the Trust.

                 SECTION 6. NOTICE OF REGULAR OR SPECIAL MEETINGS. Written notice specifying the place, day and hour of any regular or special meeting, the general nature of the business to be transacted thereof, to the extent required by law, and all other matters required by law shall be given to each Shareholder of record entitled to vote, either personally or by sending a copy thereof by mail or telegraph to his address appearing on the books of the Trust or theretofore given by him to the Trust for the purpose of notice or, if no address appears or has been given, addressed to the place where the principal office of the Trust is situated. It shall be the duty of the Secretary to give notice of each Annual Meeting of the Shareholders at least ten (10) days and not more than forty (40) days before the date on which it is to be held. If notice is not so given by the Secretary, it may be given by any other officer.

                 Within twenty (20) days after the Trust receives a Shareholder request for the calling of a special meeting, the Trustees shall designate the date on which such meeting is to be held and the Secretary shall give notice of such meeting. Any such special meeting shall be held on a date not earlier than the twentieth (20th) day, and not later than the ninetieth (90th) day, following the date on which such notice is given. If the date of such special meeting is not so fixed and notice thereof given within seven (7) days after the date such Shareholder request is received by the Trust, the date of such meeting may be fixed by the Person or Persons requesting the meeting, in which event notice of such meeting shall be given by such Person or Persons not less than seven (7), nor more than sixty (60), days before the date on which the meeting is to be held.

                 Notwithstanding the foregoing, if as of the date a Shareholder request for a special meeting is received or within twenty (20) days thereafter, the Trustees have called or call a meeting of Shareholders (whether annual or special) for a purpose or purposes other than the purpose(s) stated in the Shareholder request, the Trustees need not call, and the Secretary need not give notice of, a separate and additional meeting of Shareholders for the purpose(s) stated in the Shareholder request if (i) the Trustees determine in good faith that calling such a separate and additional meeting would require the Trust to incur undue cost and expense, and (ii) the Secretary notifies both the requesting

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



Shareholder(s) and all other Shareholders entitled to vote, within twenty (20) days after the Trust receives the Shareholder request, that the matter(s) proposed by the requesting Shareholder(s) to be considered at a special meeting may be proposed and considered at the meeting otherwise called by the Trustees. In addition, if not later than the thirtieth (30th) day prior to the date on which any special meeting called by the Trustees pursuant to a Shareholder request is to be held, the Trustees determine in good faith to present for consideration by the Shareholders of the Trust one or more matters other than those proposed by the requesting Shareholder(s) to be considered, the Trustees may postpone the previously called special meeting for a period of up to sixty
(60) days following the date of which notice of such postponement is given. Notice of such postponement and of the additional matter(s) to be considered at such meeting shall be given by the Secretary to all Shareholders entitled to vote at the meeting not later than the thirtieth (30th) day prior to the originally scheduled meeting date.

                 For purposes of this Section 6, a Shareholder request shall be deemed received by the Trust when delivered to an officer of the Trust in person or on the date on which such request is mailed to the Trust, duly addressed to its principal office.

                 SECTION 7. NOTICE OF ADJOURNED MEETINGS. It shall not be necessary to give any notice of the time and place of any adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken.

                 SECTION 8. PROXIES. The appointment of a proxy or proxies shall be made by an instrument in writing executed by the Shareholder or his duly authorized agent and filed with the Secretary of the Trust. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless the Shareholder executing it specifies therein the length of time for which it is to continue in force, which is no case shall exceed seven (7) years from the date of its execution. At a meeting of Shareholders all questions concerning the qualification of voters, the validity of proxies, and the acceptance or rejection of votes, shall be decided by the secretary of the meeting unless inspectors of election are appointed pursuant to Section 11 of this Article III, in which event such inspectors shall pass upon all questions and shall have all other duties specified in said section.

                 SECTION 9. CONSENT OF ABSENTEES. The transactions of any meeting of Shareholders, either annual, special, or adjourned, however called and noticed, shall be as valid as though had at a meeting duly held after the regular call and notice if a quorum is present and, if either before or after the meeting, each Shareholder entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be lodged with the Trust records or made a part of the minutes of the meeting.

                 SECTION 10. VOTING RIGHTS. If no future date is fixed for the determination of the Shareholders entitled to vote at any meeting of Shareholders, only Persons in whose names Shares entitled to vote stand on the stock records of the Trust on the day of any meeting of Shareholders shall be entitled to vote at such meeting

                 SECTION 11. NO CUMULATIVE VOTING. Shareholders shall not be entitled to cumulate votes in any elections of Trustees of the Trust.

                 SECTION 12. CONDUCT OF MEETINGS; INSPECTORS OF ELECTION. The presiding officer at a meeting of the Shareholders shall have all power and authority vested in a presiding officer by law or practice, including, without limitation, the authority to determine whether the nomination of any person is made in compliance with applicable provisions of these Trustees' Regulations (and to refuse to acknowledge the nomination of any Person not made in such compliance); to determine whether any item of business proposed to be brought before the meeting has been properly brought (and to declare that any business not so brought shall be disregarded and not transacted); to establish rules pertaining to reasonable time limits and the amount of time that may be taken up in remarks by any Shareholder or group of Shareholders and otherwise pertaining to the conduct of the meeting; and to otherwise decide all matters relating to the conduct of the meeting. The presiding officer may appoint a parliamentarian and one presiding officer may appoint a parliamentarian and one or more sergeants-at-arms. The parliamentarian may advise the presiding officer upon matters relating to the conduct of the meeting. The sergeant- or sergeants-at-arms shall have authority to take any and all actions that such Persons deem necessary or appropriate to assure that the meeting is conducted with decorum and in an orderly manner, including, without limitation, authority to expel or cause the expulsion of any Person who the presiding officer determines is failing to comply with the rules concerning the conduct of, or is otherwise disrupting, the meeting.

                 In advance of any meeting of the Shareholders, the Trustees may appoint any one or more Persons (other than nominees for office) to act as inspectors of election at the meeting or any adjournment thereof. If no inspector of election is so appointed, the presiding officer of the meeting may, and on the request of any Shareholder or his proxy shall, appoint one or more such inspectors of election. The number of inspectors shall be either one (1) or three (3), as determined by the presiding officer; provided, however, that if such inspector(s) is or are to be appointed at the meeting on the request of one or more Shareholders or proxies, the holders of a majority of Shares present (in person or by duly executed proxy) shall determine whether one (1) or three (3) inspectors are to be appointed. If the Person appointed as inspector or election fails to appear at the meeting or fails or refuses to act as inspector, the presiding officer of the meeting may, and upon the request of any Shareholder or his proxy shall, appoint a Person to fill that vacancy. The inspectors of election shall:

                 (a) Determine the number of Shares outstanding and the voting power of each, the Shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

                 (b)  Receive votes, ballots or consents;

                 (c)  Count and tabulate all vote or consents;

                 (d) Determine and report to the Trust the results of the voting; and

                 (e) Do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.

                 On the request of the presiding officer of the meeting or of any Shareholder or his proxy, the inspector(s) of election shall make a report in writing of any question or other matter determined by him or them and execute a certificate of any facts found by him or them.

                 If there are three (3) inspectors of election, the decision, act, report or certificate of a majority shall be effective in all respects as the decision, act, report or certificate of the inspectors."

                 SECTION 13. BUSINESS. Except as may be otherwise provided by applicable law, the only business that shall be conducted at any meeting of the Shareholders (other than matters incident to the conduct of the meeting) shall be business brought before the meeting by or at the direction of the Trustees or by a Shareholder who complies with the procedures set forth in this Section 13.

                 Except as otherwise provided by Section 4A of Article I of these Trustees' Regulations or by applicable law, the only business that shall be conducted at any meeting of the Shareholders shall (i) have been specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Trustees, (ii) otherwise be brought before such meeting by or at the direction of the Trustees or the presiding officer of the meeting, or
(iii) be otherwise properly brought before the meeting by or on behalf of a Shareholder who shall have been a Shareholder of record on the record date for such meeting, who shall continue to be entitled to vote thereat, and who shall have complied with the procedures set forth in the remainder of this Section 13. In addition to any and all other applicable requirements, for business to be properly brought before a meeting of the Shareholders by a Shareholder, the Shareholder must have given timely notice thereof in writing to the Secretary. To be timely, a Shareholder's notice must be delivered personally or mailed to and received at, the principal executive offices of the Trust not less than 50 days nor any more than 75 days prior to the meeting of Shareholders at which such business is to be conducted; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to Shareholders, notice by the Shareholder to be timely must be so delivered or received not later than the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.

                 A Shareholder's notice to the Secretary shall set forth (i) a description of each item of business the Shareholder proposes to bring before the meeting and the wording of the proposal, if any, to be submitted for a vote of the Shareholders with respect thereto; (ii) the name and address of the Shareholder; (iii) the class and number of Shares held of record, owned beneficially and represented by proxy by such Shareholder as of the record date for the meeting (if such date shall then have been publicly disclosed) and as of the date of such notice; and (iv) all other information that would be required to be included in a proxy statement filed with the SEC if, with respect to any such item of business, such Shareholder were a participant in a solicitation subject to Section 14 of the Exchange Act.

                                   ARTICLE IV

                                  MISCELLANEOUS

                 SECTION 1. RECORD DATES AND CLOSING OF TRANSFER BOOKS. From time to time the Trustees may fix a future date, not exceeding fifty (50) days preceding the date of any meeting of Shareholders or the date fixed for the payment of any dividend or distribution or for the allotment of rights or when any change or conversion or exchange of Shares is to go into effect, as the record date for the determination of the Shareholders entitled to notice of and to vote at any such meeting or to receive any such dividend or distribution or any allotment of rights or to exercise the rights with respect to any such change, conversion or exchange of Shares. If a time is so fixed only Shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive such dividend or distribution or allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of Shares on the books of the Trust after the record date so fixed.

                 SECTION 2. INSPECTION OF TRUST RECORDS. The share register or duplicate share register, the books of account, and the minutes of the proceedings of the Shareholders and Trustees shall be open to inspection upon the written demand of any Shareholder to the same extent as is permitted by the laws of Maryland for the inspection of corporate records by corporate shareholders. Such inspection may be made in person or by an agent or attorney and shall include the right to make extracts. Demand of inspection shall be made in writing upon the President, Secretary or Assistant Secretary of the Trust.

                 SECTION 3. INSPECTION OF TRUSTEES' REGULATIONS. The Trustees shall keep at the principal office for the transaction of business of the Trust the original or a copy of the Trustees' Regulations as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the Shareholders at all reasonable times during office hours.

                 SECTION 4. REPRESENTATION OF SHARES OF CORPORATIONS. The Chairman, the President or any Vice-President and the Secretary or Assistant Secretary of the Trust, acting either in person or by a proxy or proxies designated in a written instrument duly executed by said officers, are authorized to vote, represent, and exercise on behalf of the Trust all rights incident to any shares of any corporation standing in the name of the Trust.

                                    ARTICLE V

                                      SEAL

                 The Trust shall have a seal containing the words: "Starwood Lodging Trust, Maryland, 1969."

                                   ARTICLE VI

                                   AMENDMENTS

                 SECTION 1. BY SHAREHOLDERS. Except for any change for which a larger vote is required, these Trustees' Regulations may be amended or repealed or new or additional Trustees'

Regulations may be adopted by the vote or written consent of Shareholders entitled to exercise a majority of the voting power of the Trust.

                 SECTION 2. BY TRUSTEES. These Trustees' Regulations may be amended or repealed or new or additional Trustees' Regulations may be adopted by the vote or written consent of the Trustees. The power hereby delegated may be revoked by the vote or written consent of Shareholders entitled to exercise a majority of the voting power of the Trust.

                                   ARTICLE VII

                                   DEFINITIONS

                 All terms defined in the Declaration of Trust of Starwood Lodging Trust dated as of August 15, 1969 as amended from time to time shall have the same meaning when used in these Trustees' Regulations.